SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 - K12g-3

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: July 16, 2004

YASHENG GROUP
(Exact Name of Registrant as Specified in its Charter)

California	000-27557	33-0788293
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1472 Oddstad Dr.
Redwood City, CA 94063
(Address of principal executive offices)

650-363-8345
Registrant's telephone number, including area code:

Nicholas Investment Company, Inc.
43180 Business Park Drive, Suite 202, Temecula, CA 92590
(Former name or former address, if changed since last report)

The purpose of this current report on Form 8-K is to report a change in control of the Company.

 Item 1. Change in Control of Registrant

On July 16, 2004, YaSheng Group ("YaSheng" or "the Company"), a California corporation, acquired 54% percent of the total issued and outstanding common stock of Nicholas Investment Company, Inc. ("Nicholas"), a Nevada corporation, from its shareholders as outlined in an Agreement and Plan of Acquisition by and between Nicholas Investment Company, Inc. and YaSheng Group dated June 14, 2004 (the "Agreement").

Pursuant to the Agreement, YaSheng agreed to purchase all issued and outstanding shares of Nicholas' common stock on a stock for stock basis determined by the relative net asset values of the two companies as of June 30, 2004. As of that date, YaSheng's net asset value was $ 977,282,289, or $ 6.32 per share, and Nicholas' net asset value was $ 3,025,726, or $ 0.075 per share. Accordingly, YaSheng agreed to issue one share of its common stock for every 84.0 shares of Nicholas common stock tendered. As of July 16, 2004, a total of 21,702,529 shares of Nicholas common stock had been tendered, resulting in the issuance of 258,363 shares of YaSheng common stock. The total issued and outstanding common stock of the Company after effecting the Agreement is 154,909,371 It is anticipated that additional shares of Nicholas common stock will be tendered, which could result in the issuance of 220,446 additional shares of YaSheng common stock if 100% of the common stock of Nicholas is eventually tendered.

Subsequent to the acquisition and pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission (the "Commission"), YaSheng elected to become the successor issuer to Nicholas for reporting purposes under the Securities and Exchange Act of 1934, as amended, (the "Exchange Act") and elected to report under the Exchange Act effective July 16, 2004.

Copies of the Agreement were previously filed on Form 8-K filed with the Commission on June 14, 2004 and are incorporated by reference herein.

Item 5. Other Events

YaSheng Group - Description of Business

Overview

YaSheng Group, a California company, was originally incorporated in the Gansu province of China in November 1998 under the name Gansu Yasheng Salt Industrial (Group) Company, Ltd. In January 2004, the Company reincorporated in California under the name YaSheng Group. With its largest operations and holdings in China, YaSheng is one of the three largest conglomerates in the Gansu province with 126 operating divisions. Through its holdings, the Company designs, develops, manufactures and markets high-quality farming and sideline products, chemical materials and products, textiles, construction materials, livestock and poultry. It also designs, develops and markets new technologies of agriculture and genetic biology.

On July 16, 2004, YaSheng Group acquired 54% percent of the total issued and outstanding common stock of Nicholas Investment Company, Inc. from its shareholders as outlined in an Agreement and Plan of Acquisition By and Between Nicholas Investment Company, Inc. and YaSheng Group. Subsequent to the acquisition and pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, YaSheng elected to become the successor issuer to Nicholas for reporting purposes under the Securities and Exchange Act of 1934, as amended, and elected to report under the Exchange Act effective July 16, 2004.

High-tech Agriculture

YaSheng Group cultivates over 100,000 acres of farmland that are cultivated using the latest scientific technologies to produce a wide variety of agricultural products. The Company has recently invested in several new hi-tech industrial projects including the introduction of the most advanced and expansive drip-irrigation system under a joint venture with the Israeli company, Yameite. Research and cooperation with Mexico's International Wheat and Corn Improvement Center has introduced wheat germplasm varieties and new breeding methods that have facilitated the improvement of varieties, yields and qualities.

YaSheng Group's farms produce beer barley, 2,500 acres of hops, 5,300 acres of fruit orchards producing 50 million kg of apple pears, apples of several varieties, grapes, apricots, dates, etc., 6,000 metric tons of potatoes, 2,500 acres of vegetables including tomatoes, carrots, peppers, cabbages, onions, etc., and melon seeds. The Company also operates 63 acres of automated, climate controlled greenhouses and a 2,500-acre medical herb facility that produces licorice, ephedra and other herbs while also conducting research on Chinese medicine.

Apart from farming, YaSheng Group operates processing plants that produce 30,000 metric tones of super grade malt and 2,000 tonnes of granulated hops which are sold under long-term supply contracts with Qingdao Beer, Yanjing Beer, Zhujiang Beer, etc. YaSheng Group also has a joint venture with Israel Netafim that manufactures advanced drip irrigation systems. The facility has an annual capacity of 120 million meters, all of which is carried out according to Netafim technical standards. The facility offers irrigation systems and related technology that aid in the optimization of water and fertility of crops, which increases yields while lowering production costs.

The shift from traditional farming to modern, hi-tech precision agriculture is expected to make YaSheng Group the largest, high efficiency agriculture conglomerate in China.

Animal Husbandry and Poultry Raising

YaSheng Group operates an animal husbandry and poultry raising company on an oasis bordering the Badanjiling desert adjoining Inner Mongolia that has over 10,000 head including beef cattle, Angola goats, local sheep and Xinjiang fine woolen sheep. In addition, the company owns a modernized pig farm with an annual capacity of over 10,000 pigs.

A large, modernized chicken farm is operated in Jingtai, a county located in Baiyin City, Gansu province. The facility supplies 100,000kg of farm fresh eggs to markets in Lanzhou.

Industrial and Manufacturing

Through the YaSheng Biological and Pharmaceutical Plant, one of YaSheng Group's subsidiaries, the Company produces natural carotene. The manufacturing process involves algae propagation, extraction and refinement utilizing brine as a by-product of mirabilite condensation. The annual output is approximately 1,500kg as is used in food, beverages and natural medicine.

The Gansu YaSheng Industrial Group Co. consistently ranks in the top five in revenues and net profit for all Chinese agricultural and chemical companies. The Yasheng Industrial Group owns the Yasheng Minerals Company, which has the largest mirabilite and industrial salt production in Gansu. The Company operates an ISO9002 certified sodium sulfate plant that produces award-winning product, 85% of which is exported. The Company also operates a, ISO9002 certified low-iron, low-carbon sodium sulfide plant, the largest in China. The Company's Shandong Shenglong Enterprise Co., Ltd. has several subsidiaries that handle textile dying, cement production, food processing, beverage production and electricity generation.

Through the LanZhou Vinyl Co., Ltd., formerly a first class national-level state-owned enterprise, the Company operates a major integrated chemical and synthetic fiber manufacturer. The Company's products include low-elastic polyester, a water-soluble industrial insulating fiber, and a comprehensive line of vinyl fibers. The ISO9002 certified company serves both domestic and export markets with annual export sales topping $30 million USD.

The Gansu Tiaoshan Liquor Co., Ltd., a subsidiary of YaSheng Group, with an annual output of 5,000 metric tons, is one of Gansu's four largest distilleries and the first to receive ISO 9002 certification. By insisting on traditional techniques and the highest quality ingredients, Tiaoshan brands are well known for their clarity, good flavor and fragrance and have received China's "Green Food" approval.

International

The Company's primary operations and assets are located in the Gansu province of China. Outside of China, the Company has two subsidiaries located in Temecula, California and owns 80 acres in Victorville, California that are being developed into a modern warehousing and distribution facility.

Gansu Yasheng International Trading Co., established in 1998, is a direct import and export business located in China but servicing international accounts throughout the world. The Company has established long-term stable trade relations with eighteen foreign countries in North America, Europe and Asia.

Technology Protection Policy and Disclaimers

The Company currently holds 8 patents covering the following technologies:

  Board-type evaporator technology

   Saline Algae carotene extraction technique

  Low-carbon low-iron sodium sulfide production method

  Micro-cloning DNA technology in producing drugs for blood vessel related diseases

  A plant-based herb to treat AIDS infected patients using human lysozyme method

  Sodium sulfide granulation production line

  Vaccine for FMDV (Foot & Mouth Disease Virus) technology

  Examination method for FMDV using a recombinant geno-technology.

The Company also holds more than 50 registered trademarks, including "Yasheng", "TiaoShan", "HengXin", "ZhongSheng", etc.

Government Regulation

The Company resides in the western part of China, and is entitled to enjoy all preferential policies in Central Government's "West Development" project.

Aside from regulation associated with the Company's status as a 1933 Act filer, the Company is not subject to any additional government regulation.

The Board of Directors of Nicholas Investment Company adopted an Audit Committee Charter effective as of December 1, 2003. The Board of Directors of YaSheng Group is presently reviewing a draft of an audit committee charter which it anticipates adopting before the Company's next scheduled quarterly filing.

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Company's Board of Directors and report the result of their activities to the Board. Such responsibilities shall exclude but shall not be limited to, the selection, and if necessary the replacement of the Company's independent auditors, review and discuss with such independent auditors and the Company's internal audit department (i) the overall scope and plans for the audit, (ii) the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risks, and legal and ethical programs, and (iii) the results of the annual audit, including the financial statements to be included in the Company's annual report on Form 10-K.

Sarbanes-Oxley Act

On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly held companies and their insiders. Many of these requirements will affect us. For example:

- Our chief executive officer and chief financial officer must now certify the accuracy of the financial statements contained in our periodic reports;

- Our periodic reports must disclose our conclusions about the effectiveness of our controls and procedures;

- Our periodic reports must disclose whether there were significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses; and

- We may not make any loan to any director or executive officer and we may not materially modify any existing loans.

The Sarbanes-Oxley Act has required us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the new regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Employees

The Company employs over 15,500 employees in its various divisions. Of these, 15,495 are located in China, 5 are in the United States.

None of the Company's employees are in any labor unions or other organized labor groups. The Company pays benefits to its Chinese employees amounting to 14% of payroll for an employee welfare fund, 20% of payroll for a pension fund, and 10% of payroll for the national housing fund. Benefits offered for non-Chinese employees include medical insurance.

The Company believes that its relationships with employees are good.

Management Discussion and Analysis or Plan of Operation

With its largest operations and holdings in China, YaSheng is one of the three largest conglomerates in the Gansu province with 126 operating divisions. Through its holdings, the Company designs, develops, manufactures and markets high-quality farming and sideline products, chemical materials and products, textiles, construction materials, livestock and poultry. It also designs, develops and markets new technologies of agriculture and genetic biology.

Up to and through 2004, the Company has generated the bulk of its revenues within China. Through long-term relationships, the Company now sells products in eighteen foreign countries.

In July 2004 the Company acquired a majority interest in Nicholas Investment Company, Inc., a fully-reporting, California-based investment company, and elected to assume the reporting status of this subsidiary. As a result, YaSheng is now a fully-reporting, California company with domestic offices in Redwood City, California and Temecula, California.

YaSheng intends to aggressively launch a business model to distribute its products on a worldwide scale commencing in the United States and Western Europe. To that end, the Company has purchased 80 acres of land in the Victorville, California area which it intends to develop into a distribution hub servicing the United States.

Financial Information About Industry Segments

The following general segment information is provided for the most recently concluded fiscal year:

	Revenues	Cost of Goods
Beverage	$ 23,778,000	$ 22,761,000
Textile	102,582,000	87,624,000
Farming	237,294,000	157,755,000
Trade	115,413,000	108,459,000
Chemicals	154,801,000	130,345,000
Others	567,000	312,000
Sub-Total	634,435,000	507,257,000
Inter-company	(29,188,000)	(19,338,000)
Total	$605,247,000	$487,919,000

Available Information

The Company does not currently file reports with the Securities and Exchange Commission. The Company has elected to assume the reporting responsibilities of Nicholas Investment Company, Inc. as of July 15, 2004.

The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, NW., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Reports to Security Holders

During the prior twelve months, Nicholas Investment Company has provided the following reports to security holders:

  Definitive 14-C filed July 6, 2004 announcing the shareholder meeting to accept the Agreement and Plan of Acquisition by and between Nicholas Investment Company and YaSheng Group.

  Form 8-K filed June 18, 2004 notifying the Commission of a proposed Change in Control of Registrant pursuant to the Agreement and Plan of Acquisition by and between Nicholas Investment Company and YaSheng Group.

  Form 8-K filed on January 28, 2004 notifying the Commission of the Company's acquisition of SINO UJE, Ltd.

  Form 8-K filed on December 2, 2004 notifying the Commission of the Company's acquisition of Javelin Holdings, Inc.

  Form 8-K filed on November 20, 2003 notifying the Commission of the resignation of a Board member, Shane Traveller and the appointment of two independent Board members.

  Definitive 14-C filed on October 20, 2003 announcing the annual meeting of shareholders.

  Form 8-K filed on September 18, 2003 notifying the Commission of a change in control of registrant pursuant to the acquisition by Shane Traveller of a majority of the voting stock of the Company.

YaSheng Group, Inc. has not been required to file reports to shareholders since, prior to December 2003, it was incorporated outside of the United States and did not have any U.S. citizens as shareholders. YaSheng Group intends to maintain the Company's fully-reporting status with the Commission and file all necessary reports to security holders in the future.

Financial Information

Selected Financial Data

Year Ended	Net Sales or Operating Revenues	Income (loss) from Continuing Operations	Income (Loss) from Continuing Operations Per Common Share	Total Assets	Long-Term Obligations and Redeemable P referred Stock	Cash Dividends Declared Per Common Share
2003	$605,247,000	$59,997,000	$0.39	$1,327,159,000	$89,298,000	$0.00
2002	555,480,000	58,152,000	0.37	1,504,796,000	91,122,000	0.00
2001	524,011,009	54,556,911	0.35	1,458,911,574	98,488,638	0.00

Management's Discussion and Analysis of Financial Condition and Results of Operatons

For the year ended December 31, 2003, YaSheng reported audited net income of $59.9 million on operating revenues of $605 million compared with audited net income of $58.2 million on operating revenues of $555 million for the year ended December 31, 2002. The increase in income and revenues is attributed primarily to increased foreign trade, which carries greater margins. Additional increases result from greater economies of scale and improved farming techniques that enhance output. The Company anticipates further growth as additional assets are acquired and international trade is augmented in 2005.

Audited net assets as of December 31, 2003 were $977 million compared to $924 million as of December 31, 2002. The increase in net assets is primarily attributed to a decrease in accounts payable and short-term loans of approximately $210 million offset by a reduction in accounts receivable of $219 million.

Quantitative and Qualitative Disclosure about Market Risk

The Company does not have any operations that are subject to material market risk. Any securities with a maturity of less than three months are classified as cash equivalent. The Company does not have any long-term securities. Accounts receivable are not concentrated in any one market segment, geographic region, or large customer.

Description of Property

Gansu Yasheng Industrial (Group) Co., Ltd. owns an office building comprising 5,468 square meters located on No. 219 Zhangye Road Jilong Mansion Lanzhou City, Gansu province, 21,897square meters of the office building in No.81 mansion, Qingan Road, Lanzhou City, Gansu province, 210,554 square meters of beverage production plant, dyeing factory, drip irrigation, equipment factory, biological Pharmacia factory, plantation, ranch, and green house, and cultivates 170,000 acres of land

Gansu Tiaoshan Nonggongshang Group Co., Ltd, a fully owned subsidiary, owns 1,342 square meters of office building in Yitiaoshan Town, Jingtai County, Gansu Province, 87,342 square meters of area for production and processing, such as distillery, woolen jumper factory, cement factory, preserved fruit factory, honey factory, chicken farm, orchard, plantation, and ranch, and cultivates 60,000 acres of land.

Gansu Xiaheqing Industrial Group Co., Ltd, a fully owned subsidiary, owns 5,433 square meters of large department store in Jiuquan City, Gansu Province, malt processing factory, hops processing factory, and cultivates 50,000 acres of land.

Gansu Yanguaoxia Chemical Complex, a fully owned subsidiary, owns office building, production plant and other real estate business in Yungjing County, Gansu Province.

Gansu Lanzhou Vinyl Group Co., Ltd, a fully owned subsidiary, owns 1,578 square meters of office building in Xigu district, Lanzhou City, Gansu Province, and 455,367 square meters of production plant of chemicals, raw materials and textile.

The YaSheng Group also owns 2,600 square meters of office building in No. 609, East Binghe Road, Lanzhou City, Gansu Province, 5,433 square meters of commercial building in Jiuquan City, Gansu Province, 398,874 square meters of Sodium sulfate factory, sodium sulfide factory, carotene factory, hops kiln, pig farm, and mirabilite base, and cultivates 200,000 acres of land and other properties.

Security Ownership of Certain Beneficial Owners and Management

As of June 30, 2003, there were 154,651,008 shares of common stock issued and outstanding. Following is a table showing shares owned and/or controlled by owners and management, as well as significant shareholders of five percent (5%) or more of the Company's common stock. Unless noted otherwise, the address for all persons listed is 1472 Oddstad Dr., Redwood City CA 94063.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Zhou Chang Sheng - Chairman	85,120,000	55.04%
Common	Wang Deng Fu - Director & General Manager	24,100,000	15.58%
Common	Mei Ping Wu - Secretary	11,100,000	7.18%
Common	Cao Xiao Zhong - Director & General Manager	5,500,000	3.56%
Common	Wang Ning - Director & President of Lanzhou Vinyl Co., Ltd	5,000,000	3.23%
Common	Luo Sheng Jing - Director, President of Gansu Tiaoshan Agro-Ind-Com Group Co. and Gansu YaSheng Salt Ind.	4,000,000	2.59%
Common	Li Jia Mao - Director, President of Gansu Xiaheqing Industrial Co.	2,400,000	1.55%
Common	Wang Li - Vice General Manager & Director	2,200,000	1.42%
Common	Wu Jian Xin - Vice General Manager & Director	560,500	0.36%
Common	Hu Xiu Hua - Director	Negligible	0%
Common	Yi Li Jing - Director	Negligible	0%
Common	Zhang Chao Jing - Director	600,000	0.39%
	All directors and officers as a group		90.90%

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth each director and executive office as of the date of this filing:

Name	Age	Position Held	Date Appointed/Elected
Zhou Chang Sheng	63	Chairman	1998
Wang Deng Fu	48	Director & General Manager	1998
Mei Ping Wu	36	Secretary	2003
Cao Xiao Zhong	59	Director & General Manager	1998
Wang Ning	46	Director & President of Lanzhou Vinyl Co., Ltd	1998
Luo Sheng Jing	61	Director, President of Gansu Tiaoshan Agro-Ind-Com Group Co. and Gansu YaSheng Salt Ind.	1998
Li Jia Mao	51	Director, President of Gansu Xiaheqing Industrial Co.	1998
Wang Li	38	Vice General Manager & Director	1998
Wu Jian Xin	36	Vice General Manager & Director	1998
Hu Xiu Hua	48	Director	1998
Yi Li Jing	73	Director	1998
Zhang Chao Jing	46	Director	1998

Involvement in Certain Legal Proceedings

Neither the Company nor any of its subsidiaries is presently involved in any legal proceedings.

Promoters and Control Persons

Mr. Zhou Chang Sheng, founder and Chairman of the YaSheng Group, controls 65% of the total outstanding capital of the Company. There are no other control persons.

The Company has not engaged any promoters.

Audit Committee Financial Expert

YaSheng Group is in the process of forming its audit committee and expects to have one in place within ninety days from this filing.

Background Information

Zhou Chang Sheng - Founder and Chairman of the YaSheng Group, Mr. Zhou has a PhD. in Business Administration and master's degree in economics and is a former senior economist. At present the President of Gansu YaSheng Salt Ind.(Group) Co., Ltd. Mr. Zhou is a former military officer with the Chinese Air Force and is a licensed pilot of most types of fixed wing aircraft. Mr. Zhou is a current council member of the International hops association and holds many other positions in industrial and agricultural trade associations.

Wang Deng Fu - Mr. Fu has a Masters in Business Administration. Mr. Wang Deng Fu is the sitting President of Gansu Jinsheng Industrial and the General Manager of The YaSheng Group, a position he has held since 1998.

Cao Xiao Zhong - Mr. Cao has a bachelors in Business Administration, agricultural economics and accounting. He currently is the General Manager of Gansu YaSheng Agriculture Company & President of Gansu YaSheng Agro-Ind-Co., a position he has held since 1998. He also has the position of General Manager of The YaSheng Group.

Wang Ning - Mr. Ning has bachelors in Business Administration. He currently is the sitting President of Lanzhou Vinyl Co., Ltd., a position he has held since 1998.

Luo Sheng Jing - Mr. Ning has bachelors in Economics and is senior economist on the board. He acts as both the President of Gansu Tiaoshan Agro-Ind-Com Group Co. and Gansu YaSheng Salt Ind., where he has worked since 1998.

Li Jia Mao - Mr. Mao has bachelors in economics and is the senior agricultural economist on the board. He is the President of The Gansu Xiaheqing Industrial Co., a position he has held since 1998.

Wang Li - Mr. Wang has a masters in Business Administration. His positions include Vice General Manager of Gansu YaSheng Group and the Director of Human Resources Department for The YaSheng Group, a position he has held since 1998.

Wu Jian Xin - Mr. Xin has bachelors in Business Administration. He currently is the Vice General manager of The YaSheng Group, a position he has held since 1998.

Hu Xiu Hua - Mr. Hua has a Masters in Law and is a current bar member in Gansu Province. He is the director of Gansu Tian Yuan Law Office where he has been employed for over five years and is an Independent Board Member of The YaSheng Group

Yi Li Jing - Mr. Jing has Majored in Finance and Accounting. He is the Chief Accountant for the largest CPA firm in Western China where he has worked for over five years. He is the sitting Director of the Financial Department of Gansu State-Farm Co. and as an Independent Board Member of the YaSheng Group.

Zhang Chao Jing - Mr. Zhang has a Masters in Business Administration. He is the sitting director of Gansu Governmental Relations located in Beijing, where he has worked for more than five years and sits as an Independent Board Member of the YaSheng Group.

Mei Ping Wu - President - Honorary PhD in Architecture and a master of Business Administration. Mei Ping practiced architecture for many years and designed dozens of significant buildings throughout North Western China. Mei is an accomplished and published artist. Ms. Wu has been consulting for YaSheng Group for four years and has been an active business leader in the bay area of California for eight years. Prior to joining YaSheng, Mei was the founder and majority owner of WR International a privately held consulting firm in Redwood City.

Steven Peacock - Vice President - Mr. Peacock has 30 years of executive management experience with a focus analyzing management structure and setting up programs for raising capital. Mr. Peacock is experienced with strategic planning, corporate communications - including shareholder relations - and internet marketing and has an extensive background in SEC requirements and filings utilizing broad network of legal, accounting, insurance, and public relations affiliates. Prior to joining YaSheng in 2004, he was the Chief Executive Office of Nicholas Investment Company and worked as a small business consultant since 1999.

Chris Bickel - Vice President of Operations - Chris Bickel has over 20 years in International Operations and Sales & Marketing management positions with both public and private companies. His experience is in the production and distribution of a wide range of products, markets and technology and in most of the industrial and commercial markets around the world. Mr. Bickel has worked in China for over 15 years during which time he has managed, operated and owned companies active in distribution, Joint Venture formation, and manufacturing. Prior to joining YaSheng in 2004, Mr. Bickel was president of SINO UJE for the previous 4 years.

Shane Traveller - Vice President of Finance - Mr. Traveller brings an extensive background in service to public companies both as an independent auditor, then later as an officer and director. Shane is a licensed CPA and sits on the board of directors of two public companies. A structure specialist, Mr. Traveller has consulted with companies on SEC compliance, listing requirements, and corporate governance. Prior to joining YaSheng in 2004, Mr. Traveller was the Chief Financial Officer of Nicholas Investment Company, Inc. and, prior to Nicholas, was the President of Trimedyne, Inc.

Michael Larivee - General Manager - Michael has worked with the Importation & Distribution Industry both domestically and internationally. For the past 15 years, he has engaged in a wide range of business activities including Real Estate Investment & Development, Wholesale Distribution, and Manufacturing. Mr. Larivee has worked as a consultant for Chinese firms entering the USA market for the past four years. In the past three years, Michael has been a consultant for the YaSheng Group.

Compensation of Directors

We have no standard arrangement, pursuant to which our Directors are compensated or services provided as a Director. Our Directors are reimbursement for travel and expenses associated with their services to the Board. No additional amounts are payable to our Directors for special assignments, if any.

Summary Compensation Table

The following table sets forth the annual and long-term compensation for services in all capacities for the fiscal years ended December 31, 2003 and 2002 paid to Mr. Zhou, the Company's Chairman. No other officer received compensation exceeding $100,000 during the fiscal year ended December 31, 2003.

Summary Compensation Table

	Annual Compensation				Long Term Compensation

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Awards Restricted Stock Award(s)	Securities Underlying Options	All Other Compensation

Zhou Chang Sheng	2003	$21,739	$181,159	$60,386	n/a	n/a
	2002	$20,531	$181,159	$60,386	n/a	n/a
	2001	$19,324	$181,159	$60,386	n/a	n/a

Employment Agreements

The Company has no employment agreements in place at the time of this filing.

Indemnification of Directors and Officers

As permitted by the provisions of the General Corporation Law of the State of California, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. Any such person may be indemnified against expenses, including attorneys' fees, judgments, fines and settlements in defense of any action, suit or proceeding. Further, California Code permits a corporation to purchase and maintain liability insurance on behalf of its officers, directors, employees and agents. The Company does not maintain such liability insurance.

Certain Relationships and Related Transactions

The Company owns 38.93% of the total outstanding common stock of Gansu Yasheng Industrial Group Co., Ltd. ("Gansu Industrial"). During 2003 the Company had intercompany transactions with Gansu Industrial totaling $22,924,236. During 2002, the Company provided a loan guarantee in the amount of $50,534,381 to Gansu Industrial.

Description of Securities

Common Stock

The Company's Articles of Incorporation authorize the issuance of 800,000,000 shares of common stock, with a par value of $1.00per share, of which 154,954,174 shares are issued and outstanding as of the date of this offering.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

The Company does not currently anticipate paying any dividends on its common stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of the Company. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

Market Information

YaSheng's common stock currently trades in the American Stock Market under the OTC ticker symbol "YHGG." The following table sets forth the trading history of the Common Stock for each quarter since December 2003 through June 30, 2004, as reported by Dow Jones Interactive. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
Dec. 31, 2003	$0.80	$0.60	$0.80
Mar. 31, 2004	$5.75	$0.70	$1.50
Jun. 30, 2004	$5.00	$1.50	$4.90

Holders of Record

As of June 30, 2004 there were approximately 33,000 holders of record of the Company's common stock.

Dividends

The Company has never paid a cash dividend on its common stock. Payment of dividends is at the discretion of the Board of Directors. The Board of Directors plans to retain earnings, if any, for operations and does not intend to pay dividends in the foreseeable future.

Recent Sales of Unregistered Securities

On July 16, 2004, the Company issued 258,363 shares of common stock to certain shareholders of Nicholas Investment Company, Inc. in exchange for 21,702,529 shares of Nicholas common stock (representing 54% of the total outstanding common stock of Nicholas) as part of the Agreement and Plan of Acquisition By and Between Nicholas Investment Company, Inc. and YaSheng Group. Under the Agreement, the Company has agreed to acquire 100% of the issued and outstanding common stock of Nicholas. Should all 100% of the stock of Nicholas be tendered for exchange, the Company will be required to issue an additional 220,446 shares of its common stock.

Legal Proceedings

All matters involving pending or prospective litigation have been dismissed or resolved.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Supplementary Financial Information

See Item 7, below.

Item 7. Financial Statements and Exhibits

A) Financial Statements:

Audited financial statements for the Company for the years ended December 31, 2003 and 2002 are attached hereto as Exhibit 99.1.

Pro-forma financial statements as of December 31, 2003 and March 31, 2004 (unaudited) reflecting the combined operations of YaSheng and Nicholas Investments are attached hereto as Exhibit 99.2.

B) Exhibits:

Exhibit No.	Document	Location
2	Agreement and Plan of Acquisition By and Between Nicholas Investment Company, Inc. and YaSheng Group	Previously filed on Form 8-K June 14, 2004
3.1	Articles of Incorporation of YaSheng Group	Filed herewith
3.2	Bylaws of YaSheng Group	Filed herewith
99.1	Financial Statements of YaSheng Group for the Years Ended December 31, 2003 and 2002	Filed herewith
99.2	Pro-forma Financial Statements of YaSheng Group	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YASHENG GROUP
A California corporation

July 16, 2004 Date	/s/ Zhou Chang Sheng Zhou Chang Sheng, Chairman